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CALCULATION OF REGISTRATION FEE

Class of securities offered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt securities	US$1,250,000,000.00	100.00%	US$1,250,000,000.00	US$125,875.00(1)

Guaranties	—	—	—	—(2)

(1)
The registration fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)
Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guaranties.

Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-207181 and 333-207181-01

        PROSPECTUS SUPPLEMENT
(To prospectus dated September 29, 2015)

VALE OVERSEAS LIMITED

US$1,250,000,000 5.875% Guaranteed Notes due 2021

UNCONDITIONALLY GUARANTEED BY

Vale S.A.

        Vale Overseas Limited ("Vale Overseas") is offering US$1,250,000,000 aggregate principal amount of its 5.875% Guaranteed Notes due 2021 (the "notes"). Vale Overseas will pay interest on the notes semi-annually on June 10 and December 10 of each year, beginning December 10, 2016. Vale Overseas will pay additional amounts related to the deduction of certain withholding taxes in respect of certain payments on the notes.

        Vale Overseas may redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the notes to be redeemed and a "make-whole" amount described under "Description of the Notes—Optional Redemption" in this prospectus supplement, plus accrued and unpaid interest on such notes to the date of redemption. Upon the imposition of certain withholding taxes, Vale Overseas may also redeem the notes in whole, but not in part, at a price equal to 100% of their principal amount plus accrued interest to the redemption date.

        The notes will be unsecured obligations of Vale Overseas and will rank equally with Vale Overseas' unsecured senior indebtedness. Vale S.A. ("Vale") may assume the obligations of Vale Overseas under the notes as described under "Description of the Notes—Assumption by Guarantor of Issuer's Obligations under the Notes". The guaranty will rank equally in right of payment with all other unsecured and unsubordinated debt obligations of Vale. The notes will be issued only in registered form in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

        Vale Overseas will apply to list the notes issued hereby on the New York Stock Exchange.

        Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-7 of this prospectus supplement.

	Per note	Total
Public offering price(1)	100.00%	US$1,250,000,000
Underwriting discount	0.30%	US$3,750,000
Proceeds, before expenses, to Vale Overseas	99.70%	US$1,246,250,000

(1)
Plus accrued interest from June 10, 2016, if settlement occurs after that date.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        ANY OFFER OR SALE OF THE NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED DIRECTIVE 2003/71/EC (THE "PROSPECTUS DIRECTIVE") MUST BE ADDRESSED TO QUALIFIED INVESTORS (AS DEFINED IN THE PROSPECTUS DIRECTIVE).

        The notes will be ready for delivery in book-entry form through The Depository Trust Company ("DTC") and its participants, including Euroclear and Clearstream, Luxembourg, on or about June 10, 2016.

Joint Lead Managers and Joint Bookrunners

BB Securities Ltd.	BofA Merrill Lynch	Bradesco BBI	HSBC	Santander

The date of this prospectus supplement is June 7, 2016.

        We are responsible for the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state where the offer is not permitted.

i

ENFORCEMENT OF CIVIL LIABILITIES

        The following amends and restates the "Enforcement of Civil Liabilities—Brazil" section in the accompanying prospectus in its entirety to contemplate intervening changes in Brazilian law:

Brazil

        A final conclusive judgment for the payment of money rendered by any New York State or federal court sitting in New York City in respect of the securities would be recognized in the courts of Brazil and such courts would enforce such judgment without any retrial or reexamination of the merits of the original action only if such judgment has been ratified by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). This ratification is available only if:

  •
  the judgment fulfills all formalities required for its enforceability under the laws of the State of New York;

  •
  the judgment was issued by a competent court either after due service of process on the parties, which service of process if made in Brazil must comply with Brazilian law, or after sufficient evidence of the parties' absence has been given, as established pursuant to applicable law;

  •
  the judgment is not subject to appeal;

  •
  the judgment does not conflict with a final and unappealable decision issued by a Brazilian court;

  •
  the judgment has been authenticated by a Brazilian consulate in the State of New York;

  •
  the judgment has been translated into Portuguese by a certified sworn translator;

  •
  the judgment does not cover matters subject to the exclusive jurisdiction of the Brazilian courts; and

  •
  the judgment is not against Brazilian public policy, good morals or national sovereignty.

        In addition:

  •
  civil actions may be brought before Brazilian courts in connection with this prospectus supplement based on the federal securities laws of the United States, and Brazilian courts may enforce such liabilities in such actions against Vale (provided that the relevant provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty and provided further that Brazilian courts can assert jurisdiction over the particular action).

  •
  the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant is limited by Brazilian law. In addition, a Brazilian or foreign plaintiff who resides abroad or is abroad during the course of a suit in Brazil must post a bond to cover the legal fees and court expenses of the defendant, unless there are real estate assets in Brazil to assure payment thereof, except in case of execution actions or counterclaims as established under the first paragraph of Article 83 of the Brazilian Code of Civil Procedure.

        Notwithstanding the foregoing, no assurance can be given that ratification would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to the securities.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision. In this prospectus supplement, unless the context otherwise requires, references to "Vale," "we," "us" and "our" refer to Vale S.A. and its consolidated subsidiaries, taken as a whole, and references to "Vale Overseas" mean Vale Overseas Limited, a wholly owned finance subsidiary.

 Vale Overseas Limited

        Vale Overseas is a finance company wholly owned by Vale. Vale Overseas' business is to issue debt securities to finance Vale's activities. Vale Overseas was incorporated as a Cayman Islands exempted company with limited liability on April 3, 2001.

Vale S.A.

        We are one of the largest metals and mining companies in the world, based on market capitalization. We are the world's largest producer of iron ore and iron ore pellets and the world's largest producer of nickel. We also produce manganese ore, ferroalloys, metallurgical and thermal coal, copper, platinum group metals (PGMs), gold, silver, cobalt, potash, phosphates and other fertilizer nutrients. We are engaged in greenfield mineral exploration in six countries around the globe. We operate large logistics systems in Brazil and other regions of the world, including railroads, maritime terminals and ports, which are integrated with our mining operations. In addition, we have a portfolio of maritime freight assets, floating transfer stations and distribution centers to support the distribution of iron ore worldwide. Directly and through affiliates and joint ventures, we also have investments in energy and steel businesses.

        The following table presents the breakdown of our total net operating revenues attributable to each of our main lines of business.

	Year ended December 31,						Three months ended March 31,
	2013		2014		2015		2015		2016
	US$ million						US$ million
Ferrous minerals:
Iron ore	US$	27,844	US$	19,301	US$	12,330	US$	2,716	US$	2,917
Iron ore pellets		6,000		5,263		3,600		965		753
Manganese and ferroalloys		523		392		162		70		47
Other ferrous products and services		425		741		470		117		87

Subtotal—ferrous minerals		34,792		25,697		16,562		3,868		3,804

Coal		1,010		739		526		145		154

Base metals:
Nickel and other products(1)		5,839		6,241		4,693		1,335		1,000
Copper(2)		1,447		1,451		1,470		375		353

Subtotal—base metals		7,286		7,692		6,163		1,710		1,353

Fertilizer nutrients		2,814		2,415		2,225		478		384

Other(3)		865		996		133		39		24

Total net operating revenues from continued operations	US$	46,767	US$	37,539	US$	25,609	US$	6,240	US$	5,719

(1)
Includes nickel co-products (copper) and by-products (precious metals, cobalt and others).
(2)
Does not include copper produced as a nickel co-product.
(3)
Includes pig iron and energy.

Ferrous minerals:

  •
  Iron ore and iron ore pellets.  We operate four systems in Brazil for producing and distributing iron ore, which we refer to as the Northern, Southeastern, Southern and Midwestern Systems. The Northern and the Southeastern Systems are fully integrated, consisting of mines, railroads, maritime terminals and a port. The Southern System consists of three mining complexes and two maritime terminals. We also have iron ore pellet operations in several locations, some of which are conducted through joint ventures. We operate 11 pellet plants in Brazil and two in Oman. The operations of three of our pellet plants in Brazil have been suspended since the fourth quarter of 2012 in response to market conditions, and their capacity was partially replaced by Tubarão VIII, a more efficient plant. Additionally, we have a 50% stake in Samarco, which operates an integrated system in the Brazilian states of Minas Gerais and Espírito Santo. Samarco's operations have been suspended following the failure of one of its tailings dams in November 2015. We also have 25% stakes in two pellet companies in China.

  •
  Manganese and ferroalloys.  We conduct our manganese mining operations through Vale S.A. and subsidiaries in Brazil, and we produce several types of manganese ferroalloys through a wholly owned subsidiary in Brazil.

Base metals:

  •
  Nickel.  Our principal nickel mines and processing operations are conducted by our wholly owned subsidiary Vale Canada Limited ("Vale Canada"), which has operations in Canada and Indonesia. We also have nickel operations in Onça Puma, in the Brazilian state of Pará. We also own and operate, or have interests in, nickel refining facilities in the United Kingdom, Japan, Taiwan, China and South Korea. We are currently ramping up nickel operations in New Caledonia.

  •
  Copper.  In Brazil, we produce copper concentrates at Sossego and Salobo, in Carajás, in the Brazilian state of Pará. We are concluding the ramp-up of Salobo operations. In Canada, we produce copper concentrates, copper anodes and copper cathodes in conjunction with our nickel mining operations at Sudbury and Voisey's Bay. In Zambia, our joint venture produces copper concentrates at Lubambe, located in the Zambian Copperbelt.

  •
  Cobalt, PGMs and other precious metals.  We produce cobalt as a by-product of our nickel mining and processing operations in Canada and refine the majority of it at our Port Colborne facilities, in the Province of Ontario, Canada. We also produce cobalt as a by-product of our nickel operations in New Caledonia, which we are currently ramping up. We produce PGMs as by-products of our nickel mining and processing operations in Canada. The PGMs are concentrated at our Port Colborne facilities and refined at our precious metals refinery in Acton, England. We produce gold and silver as by-products of our nickel mining and processing operations in Canada, and gold as a by-product of our copper mining in Brazil.

        Coal:    We conduct our coal operations primarily in Mozambique, through Vale Moçambique, S.A., where we are ramping up our metallurgical and thermal coal operations. We also have a coal operation in Australia through Rio Doce Australia Pty Ltd, where we produce metallurgical coal in Carborough Downs. We also have minority interests in a Chinese coal and coke producer.

        Fertilizer nutrients:    We conduct our potash operations in Rosario do Catete, in the Brazilian state of Sergipe. We conduct our main phosphate operations through our subsidiary Vale Fertilizantes S.A. ("Vale Fertilizantes"), which holds most of our fertilizer assets in Brazil. Vale Fertilizantes is the largest Brazilian producer of phosphate rock and phosphate fertilizers and the second-largest Brazilian producer of nitrogen fertilizers. We also have a phosphate rock mine operation in Peru.

        Logistics:    We are a leading operator of logistics services in Brazil and other regions of the world, with railroads, maritime terminals, distribution centers and ports. Two of our four iron ore systems include an integrated railroad network linked to port and terminal facilities. We also have an interest in MRS Logística S.A., which transports our iron ore products from the Southern System mines to our maritime terminals, and VLI S.A., which provides integrated logistics solutions to general cargo through railroads, inland and maritime terminals in Brazil. We are ramping up the logistics infrastructure to support our operations in Southeastern Africa. We own and charter dry bulk vessels to transport the products that we sell on a cost and freight basis to customers.

 The Offering

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled "Description of the Notes" in this prospectus supplement and the section entitled "Description of the Debt Securities" and "Description of the Guarantees" in the accompanying prospectus. In this description of the offering, references to Vale mean Vale S.A. only and do not include any of Vale's subsidiaries or affiliated companies.

Issuer	Vale Overseas Limited
Guarantor	Vale S.A.
Notes offered	US$1,250,000,000 aggregate principal amount of Vale Overseas' 5.875% Guaranteed Notes due 2021.
Guaranty

Vale will irrevocably and unconditionally guarantee the full and punctual payment of principal, interest, additional amounts and all other amounts that may become due and payable in respect of the notes.

Issue price	100.00% of the principal amount plus accrued interest from June 10, 2016, if settlement occurs after that date.
Maturity	June 10, 2021.
Interest rate	The notes will bear interest at the rate of 5.875% per annum from June 10, 2016 based upon a 360-day year consisting of twelve 30-day months.
Interest payment dates	Interest on the notes will be payable semi-annually on June 10 and December 10 of each year, beginning December 10, 2016.
Ranking of Notes	The notes are general obligations of Vale Overseas and are not secured by any collateral. Your right to payment under these notes will be:
• junior to the rights of secured creditors of Vale Overseas to the extent of their interest in Vale Overseas' assets; and
• equal with the rights of creditors under all of Vale Overseas' other unsecured and unsubordinated debt.
Ranking of Guaranty	The guaranty of the notes will be a general obligation of Vale and is not secured by any collateral. Your right to payment under the guaranty will be:
• junior to the rights of secured creditors of Vale to the extent of their interest in Vale's assets;
• equal with the rights of creditors under all of Vale's other unsecured and unsubordinated debt; and
• effectively subordinated to the rights of any creditor of a subsidiary of Vale over the assets of that subsidiary.

Covenants

The amended and restated indenture governing the notes contains restrictive covenants that, among other things and subject to certain exceptions, limit Vale Overseas' ability to merge or transfer substantially all of its assets and Vale's ability to merge or transfer substantially all of its mining properties or assets and to incur liens. For a more complete description of Vale and Vale Overseas' covenants, see "Description of the Notes—Covenants" in this prospectus supplement and "Description of the Debt Securities—Certain Covenants" in the accompanying prospectus.

Further issuances

Vale Overseas reserves the right, from time to time, without the consent of the holders of the notes, to issue additional notes on terms and conditions identical to those of the notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the series of notes offered hereby; Vale Overseas may also issue other securities under the amended and restated indenture which have different terms and conditions from the notes. Likewise, Vale has the right, without the consent of the holders, to guarantee any such additional securities, to guarantee debt of its other subsidiaries and to issue its own debt.

Assumption by Vale of Vale Overseas' obligations under the notes

Vale may assume, without the consent of the holders of the notes, the obligations of Vale Overseas, for the due and punctual payment of the principal of (and premium, if any), interest on and any other payments with respect to the notes and for the performance of every applicable covenant of the relevant supplemental indenture pertaining to the notes on the part of Vale Overseas to be performed or observed, as described under "Description of the Notes—Assumption by the Guarantor of the Issuer's Obligations under the Notes." In the event Vale assumes the obligations of Vale Overseas, a U.S. Holder of the notes may recognize taxable gain. See "Certain Tax Considerations—United States Tax Considerations—Assumption by Vale of Vale Overseas' Obligations Under the Notes."

Payment of additional amounts

Vale and Vale Overseas, as applicable, will pay additional amounts in respect of any payments under the notes so that the amount you receive after withholding tax of Brazil, the Cayman Islands or a successor jurisdiction, as applicable, will equal the amount that you would have received if no withholding tax had been applicable, subject to some exceptions as described under "Description of the Debt Securities—Payment of Additional Amounts" in the accompanying prospectus.

Optional redemption

Vale Overseas may redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the notes to be redeemed and a "make-whole" amount described under "Description of the Notes—Optional Redemption" in this prospectus supplement plus accrued and unpaid interest on such notes to the date of redemption.

Tax redemption

If, due to changes in the laws of Brazil, the Cayman Islands or a successor jurisdiction, as applicable, relating to withholding taxes applicable to payments of interest, Vale Overseas or Vale is obligated to pay additional amounts on the notes in respect of Brazilian or Cayman Islands withholding taxes at a rate in excess of 15%, Vale or Vale Overseas, as applicable, may redeem the notes in whole, but not in part, at any time, at a price equal to 100% of their principal amount plus accrued interest to the redemption date.

Use of proceeds

We intend to use the net proceeds of this offering for general corporate purposes, including the repayment of part of the amounts outstanding under our senior revolving credit agreements. See "Use of Proceeds."

Conflicts of Interest

As described in "Use of Proceeds," the net proceeds from this offering will be used for general corporate purposes, including the repayment of part of the amounts outstanding under our senior revolving credit agreements. Because certain affiliates of the underwriters are lenders under such senior revolving credit agreements and because more than 5% of the proceeds from this offering, not including underwriting compensation, may be received by such parties in connection with the repayment of such facility, this offering is being conducted in compliance with Financial Regulatory Authority, Inc. ("FINRA") Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

Listing	Application will be made to list the notes on the New York Stock Exchange.
Form and denomination	The notes will be issued only in registered form in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.
Risk factors

See "Risk Factors" and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before investing in the notes.

Governing Law	New York
Trustee	The Bank of New York Mellon
Registrar, transfer and paying agent	The Bank of New York Mellon
Common Code	143273547
CUSIP	91911TAN3
ISIN	US91911TAN37

RECENT DEVELOPMENTS

        For a discussion of our results of operations for the three-month period ended March 31, 2016 and recent material developments, see our report on Form 6-K furnished to the SEC on the date hereof, which is incorporated by reference in this prospectus supplement and other reports on Form 6-K listed under "Incorporation of Certain Documents by Reference."

RISK FACTORS

        The following are certain risk factors relating to the notes and risks relating to our business. The risks relating to our business are more fully set forth in our annual report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement. You should carefully consider those risks and the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus, before making a decision to invest in the notes. References to Vale mean Vale S.A. only and do not include any of Vale's subsidiaries or affiliated companies.

Risks Relating to the Notes

Vale's subsidiaries, affiliated companies and joint ventures are not obligated under the notes or the guaranty, and these companies' obligations to their own creditors will effectively rank ahead of Vale's obligations under the guaranty.

        Vale Overseas is the obligor under the notes and only its parent company, Vale, is obligated under the guaranty of the notes.

        Vale Overseas has no operations or assets, other than holding unsecured obligations from other Vale subsidiaries to repay loans. These other subsidiaries are not liable under the notes or the guaranty, and they may not have the ability to repay their loans from Vale Overseas.

        Vale conducts a significant amount of business through subsidiaries, affiliated companies and joint ventures, none of which are obligated under the notes or the guaranty. As of March 31, 2016, the subsidiaries were responsible for 63.39% of Vale's consolidated revenues from operations and US$770 million of net cash outflows from operating activities. The claims of any creditor of a subsidiary, affiliated company or joint venture of Vale would rank ahead of Vale's ability to receive dividends and other cash flows from these companies. As a result, claims of these creditors would rank ahead of Vale's ability to access cash from these companies in order to satisfy its obligations under the guaranty. In addition, these subsidiaries, affiliated companies and joint ventures may be restricted by their own loan agreements, governing instruments and other contracts from distributing cash to Vale to enable Vale to perform its obligations under its guaranty. As of March 31, 2016, 11.79% of Vale's consolidated debt was owed by consolidated subsidiaries of Vale, other than Vale Overseas.

        The amended and restated indenture governing the notes contains restrictions on the conduct of business by Vale Overseas and Vale, including limits on Vale's ability to grant liens over its assets for the benefit of other creditors and Vale and Vale Overseas' ability to merge or transfer assets. These restrictions do not apply to Vale's other subsidiaries, affiliated companies and joint ventures, and these companies are not limited by the amended and restated indenture in their ability to pledge their assets to other creditors.

Changes in our credit ratings may adversely affect the value of the notes.

        The notes are expected to be rated by credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

There may not be a liquid trading market for the notes.

        The notes are an issuance of new securities with no established trading market. There can be no assurance that a liquid trading market for the notes will develop or, if one develops, that it will be maintained. If an active market for the notes does not develop, the price of the notes and the ability of a holder of notes to find a ready buyer will be adversely affected.

We may not be able to make payments in U.S. dollars.

        In the past, the Brazilian economy has experienced balance of payment deficits and shortages in foreign exchange reserves, and the government has responded by restricting the ability of Brazilian or foreign persons or entities to convert reais into foreign currencies generally, and U.S. dollars in particular. The government may institute a restrictive exchange control policy in the future. Any restrictive exchange control policy could prevent or restrict our access to U.S. dollars, and consequently our ability to meet our U.S. dollar obligations and could also have a material adverse effect on our business, financial condition and results of operations. We cannot predict the impact of any such measures on the Brazilian economy.

We may incur additional obligations ranking equal to the notes and the guarantee.

        The indenture will permit us and our subsidiaries to incur additional obligations, including debt, guarantees and other obligations that rank on an equal and ratable basis with our guarantee of the notes. If we incur additional obligations that rank on an equal and ratable basis with our guarantee of the notes, the beneficiaries of those obligations would be entitled to share ratably with the holders of the notes in any proceeds that may be distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This would likely reduce the amount of any liquidation proceeds that would be available to be paid to you.

The guarantor's obligations under the guarantee are also subordinated to certain statutory preferences.

        Under Brazilian law, the guarantor's obligations under its guarantee are also subordinated to certain statutory preferences. In the event of the liquidation, bankruptcy or judicial reorganization of a guarantor, such statutory preferences, including post-petition claims, claims for salaries, wages, social security, taxes and court fees and expenses and claims secured by collateral, among others, will have preference over any other claims, including claims by any investor in respect of the guarantee. In such a scenario, enforcement of the guarantee may be unsuccessful, and noteholders may be unable to collect amounts that they are due under the notes.

Brazilian bankruptcy laws may be less favorable to investors than bankruptcy and insolvency laws in other jurisdictions.

        If we are unable to pay our indebtedness, including our obligations under the guarantee, we may become subject to bankruptcy proceedings in Brazil. The bankruptcy laws of Brazil currently in effect are significantly different from, and may be less favorable to creditors than, those of certain other jurisdictions. Noteholders may have limited voting rights at creditors' meetings in the context of a court reorganization proceeding. In addition, any judgment obtained against us in Brazilian courts in respect of any payment obligations under the guarantee normally would be expressed in the real equivalent of the U.S. dollar amount of such sum at the exchange rate in effect on the date (1) of actual payment or (2) on which such judgment is rendered. In the event of our bankruptcy, all of our debt obligations, including the guarantee of the notes, which are denominated in foreign currency, will be converted into reais at the prevailing exchange rate on the date of declaration of our bankruptcy by the court. We cannot assure investors that such rate of exchange will afford full compensation of the amount invested in the notes plus accrued interest.

Noteholders may not be able to collect payments or attach assets as expeditiously as creditors of Vale holding certain negotiable instruments or other instruments that are considered "títulos executivos extrajudiciais" under Brazilian law.

        Creditors of Vale may hold negotiable instruments or other instruments that are considered "títulos executivos extrajudiciais" under Brazilian law and that grant rights to special and expedited judicial proceedings for collection of payment, which may include rights to attach the assets of Vale at the inception of judicial proceedings in Brazil. If such other creditors obtain judicial attachment of assets, their claims would be senior to the rights of holders of the notes.

Developments in other countries may affect prices for the notes.

        The market for securities issued by Brazilian companies is influenced by economic and market conditions in Brazil, and, to varying degrees, market conditions in other countries, including Latin American and developing countries. Although economic conditions are different in each country, the reaction of investors to developments in one country may cause the capital markets in other countries to fluctuate. Developments or conditions in other countries, including developing countries, have at times significantly affected the availability of credit in the Brazilian economy and resulted in considerable outflows of funds and declines in the amount of foreign currency invested in Brazil, as well as limited access to international capital markets, all of which may materially adversely affect our ability to borrow funds at an acceptable interest rate or to raise equity capital when and if there should be a need for us to do so.

        The volatility in market prices for Brazilian securities has increased from time to time, and investors' perception of increased risk due to crises in other countries, including developing countries, may also lead to a reduction in the market price of the notes.

 USE OF PROCEEDS

        The net proceeds of this offering are expected to be approximately US$1,243 million, after deducting underwriting fees and estimated expenses payable by us. We intend to use the net proceeds for general corporate purposes, including repayment of part of the amounts outstanding under a senior revolving credit agreement dated July 3, 2013 and a senior revolving credit agreement dated May 15, 2015, each entered into by and among Vale S.A. and certain of its subsidiaries, as borrowers, and a syndicate of banks, as lenders, each bearing interest at LIBOR plus a margin (currently 1.10%) and maturing in 2018 and 2020, respectively.

 CAPITALIZATION OF VALE

        The table below sets forth Vale's consolidated capitalization as of March 31, 2016 on an actual basis and as adjusted to reflect additional indebtedness incurred by Vale after March 31, 2016 as described below, and to give effect to the issuance of the notes offered hereby. You should read this table together with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2016
	Actual		As adjusted
	US$ million
Debt included in current liabilities:
Current portion of long-term debt		3,255		3,255
Short-term debt		—		—

Total debt included in current liabilities	US$	3,255	US$	3,255

Debt included in long-term liabilities:
Long-term debt (excluding current portion):
Secured		507		507
Notes offered hereby		—		1,250
Other unsecured		27,708		27,708

Total long-term debt (excluding current portion)		28,215		29,465

Total debt	US$	31,470	US$	32,720

Stockholders' equity:
Preferred shares—7,200,000,000 shares authorized and 1,967,721,926 issued		38,525		38,525
Common shares—3,600,000,000 shares authorized and 3,185,653,000 issued		23,089		23,089
Treasury shares—31,535,402 common and 59,405,792 preferred shares		(1,477)		(1,477)
Additional paid-in capital		(854)		(854)
Mandatorily convertible notes—common shares		—		—
Mandatorily convertible notes—preferred shares		—		—
Retained earnings:
Undistributed		2,854		2,854
Unappropriated		—		—
Other cumulative comprehensive income (loss)		(25,395)		(25,395)

Total Company stockholders' equity		36,742		36,742

Non-controlling interests		2,030		2,030

Total stockholders' equity		38,772		38,772

Total capitalization (total stockholders' equity plus total debt included in long-term and current liabilities)	US$	70,242	US$	71,492

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements the description of the general terms set forth in the accompanying prospectus under the headings "Description of the Debt Securities" and "Description of the Guarantees". It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making a decision to invest in the notes. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the notes described in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. In this description and in the related sections entitled "Description of the Debt Securities" and "Description of the Guarantees" in the accompanying prospectus, references to "Vale" mean Vale S.A. only and do not include Vale Overseas or any of Vale's other subsidiaries or affiliated companies.

General

        Vale Overseas will issue the notes under the amended and restated indenture between Vale Overseas, Vale, as guarantor, and The Bank of New York Mellon, as trustee, dated as of September 29, 2015, as supplemented by a first supplemental indenture dated on or about the delivery date of the notes, between Vale Overseas, Vale, as guarantor, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent. The notes will be issued only in fully registered form without coupons in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The notes will be unsecured and will rank equally with all of Vale Overseas' other existing and future unsecured and unsubordinated debt.

Principal and Interest

        The 5.875% Guaranteed Notes due 2021 will be issued in an initial aggregate principal amount of US$1,250,000,000. The notes will mature on June 10, 2021. The notes will bear interest at 5.875% per annum from June 10, 2016. Interest on the notes will be payable semi-annually on June 10 and December 10 of each year, beginning December 10, 2016, to the holders in whose names the notes are registered at the close of business on May 26 or November 25, immediately preceding the related interest payment date.

        Vale Overseas will pay interest on the notes on the interest payment dates stated above and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date. Vale Overseas will compute interest on the notes on the basis of a 360-day year of twelve 30-day months.

        If any payment is due on the notes on a day that is not a business day, Vale Overseas will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the amended and restated indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the notes or the amended and restated indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

        Business day means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or Rio de Janeiro are authorized or obligated by law or executive order to close.

Guaranty

        Vale will irrevocably and unconditionally guarantee the full and punctual payment of principal, interest, additional amounts, if any, and all other amounts that may become due and payable in respect of the notes. If Vale Overseas fails to punctually pay any such amount, Vale will immediately pay the amount that is required to be paid and has not been paid. The guaranty will be unsecured and will rank equally with all of Vale's other existing and future unsecured and unsubordinated debt.

Payment of Additional Amounts

        Subject to the limitations and exceptions described in "Description of the Debt Securities—Payment of Additional Amounts" in the accompanying prospectus, Vale Overseas and Vale, as applicable, will pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders after withholding or deduction for taxes will equal the amounts that would have been payable in the absence of such withholding or deduction. See "Description of the Debt Securities—Payment of Additional Amounts" in the accompanying prospectus.

Optional Redemption

        We will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund, meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, you will not be entitled to require us to repurchase your notes from you before the stated maturity.

Optional Redemption with "Make-Whole" Amount

        We will have the right at our option to redeem the notes, in whole at any time, or in part from time to time, prior to their maturity, on at least 30 days' but not more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the "Make-Whole Amount"), plus accrued interest on the principal amount of the notes to the date of redemption.

        "Comparable Treasury Issue" means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means each of HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates, which are primary United States government securities dealers and two other leading primary U.S. government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (such price expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Optional Tax Redemption

        The notes are redeemable prior to maturity, upon the occurrence of certain changes in the tax laws of Brazil, the Cayman Islands or a successor jurisdiction as a result of which Vale Overseas or Vale becomes obligated to pay additional amounts on the notes in respect of withholding taxes at a rate in excess of 15%, in which case Vale or Vale Overseas may redeem the notes in whole but not in part at a redemption price equal to 100% of the principal amount of the notes plus accrued interest to the redemption date; provided, however, that the preceding only applies in the case of any successor jurisdiction where such change in tax law occurs on or after the date the successor corporation is incorporated in or considered to be a resident of such successor jurisdiction. See "Description of the Debt Securities—Optional Tax Redemption" in the accompanying prospectus.

Covenants

        Holders of the notes will benefit from certain covenants contained in the amended and restated indenture and affecting the ability of Vale to incur liens, and the ability of Vale Overseas and Vale to take other specified actions, such as merge with other entities. You should read the information under the heading "Description of the Debt Securities—Certain Covenants" in the accompanying prospectus.

Events of Default

        Holders of the notes will have special rights if an event of default occurs. You should read the information under the heading "Description of the Debt Securities—Events of Default" in the accompanying prospectus along with the descriptions below that supersede the corresponding information in the accompanying prospectus.

Further Issuances

        Vale Overseas reserves the right to issue, from time to time, without the consent of the holders of the notes, additional notes on terms and conditions identical to those of the notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes.

        Vale Overseas may also issue other securities under the amended and restated indenture that have different terms from the notes. Likewise, Vale has the right, without the consent of the holders, to guarantee any such additional securities, to guarantee debt of its other subsidiaries and to issue its own debt.

Assumption by Guarantor of Issuer's Obligations under the Notes

        Vale may assume, without the consent of the holders of the notes, the obligations of Vale Overseas for the due and punctual payment of the principal of (and premium, if any), interest on and any other payments with respect to the notes and for the performance of every applicable covenant of the relevant supplemental indenture pertaining to the notes on the part of Vale Overseas to be performed or observed, provided that (x) such obligations are expressly assumed by a supplemental indenture executed and delivered to the trustee and the assumption of such obligations includes the obligations to pay additional amounts as described in the amended and restated indenture; (y) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Vale as a result of such transaction as having been incurred by Vale at the time of such transaction, no event of default shall have occurred and be continuing; and (z) Vale has delivered to the trustee a certificate signed by two executive officers of Vale and an opinion of counsel of recognized standing, each stating that the assumption and supplemental indenture comply with the provisions of the applicable supplemental indenture pertaining to the notes. See "Certain Tax Considerations—United States Tax Considerations—Assumption by Vale of Vale Overseas' Obligations Under the Notes."

Defeasance and Discharge

        Full defeasance and discharge and covenant defeasance and discharge, as described in the accompanying prospectus, will apply to the notes. See "Description of the Debt Securities—Defeasance and Discharge" in the accompanying prospectus.

Governing Law

        The amended and restated indenture and the notes will provide that they shall be governed by New York law.

Transfer Agent

        Vale Overseas may appoint one or more financial institutions to act as its transfer agents, at whose designated offices the notes in certificated form must be surrendered before payment is made at their maturity. Each of those offices is referred to as a transfer agent. The initial transfer agent is the trustee, at its corporate trust office. Vale Overseas may add, replace or terminate transfer agents from time to time, provided that if any notes are issued in certificated form, so long as such notes are outstanding, Vale Overseas will maintain a transfer agent in New York City. Vale Overseas must notify you of changes in the transfer agents pursuant to the provisions described under "Description of the Debt Securities—Notices" in the accompanying prospectus. If Vale Overseas issues notes in certificated form, holders of notes in certificated form will be able to transfer their notes, in whole or in part, by surrendering the notes, with a duly completed form of transfer, for registration of transfer at the office of the transfer agent. Vale Overseas will not charge any fee for the registration for transfer or exchange, except that Vale Overseas may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Book-Entry Ownership, Denomination and Transfer Procedures for the Notes

        The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg supplements the description contained under the heading "Legal Ownership of Debt Securities" in the accompanying prospectus and is provided to you solely as a matter of convenience. You should read this section in conjunction with the information provided in the accompanying prospectus. These operations and procedures are solely within the control of the respective settlement systems and are subject to change from time to time. Vale Overseas and Vale take no responsibility for these operations and procedures and urge you to contact the systems or their participants directly to discuss these matters.

        Vale Overseas and the trustee will make an application to DTC for acceptance in its book-entry settlement system of the notes, which will be in global form. The notes will be deposited with The Bank of New York Mellon, as custodian. The custodian and DTC will electronically record the principal amount of the notes held within the DTC system. Investors may hold such interests directly through DTC if they are participants in such system, or indirectly through organizations that are participants in DTC, such as Euroclear and Clearstream, Luxembourg.

        Ownership of beneficial interests in the notes will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

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  upon deposit of the notes with DTC's custodian, DTC will credit portions of the principal amount of the notes to the accounts of the DTC participants designated by the underwriters, and

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  ownership of beneficial interests in the notes will be shown on, and transfer of ownership of those interests will be effected only through records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the notes).

        As long as DTC or its nominee is the registered holder of the notes, DTC or its nominee will be considered the sole owner and holder of the notes for all purposes under the amended and restated indenture and the notes. Except as described above, if you hold a book-entry interest in the notes in global form, you:

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  will not have notes registered in your name,

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  will not receive physical delivery of notes in certificated form, and

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  will not be considered the registered owner or holder of an interest in the notes under the amended and restated indenture or the notes.

        As a result, each investor who owns a beneficial interest in the notes must rely on the procedures of DTC to exercise any rights of a holder under the amended and restated indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of the principal of, and interest on, the notes registered in the name of DTC's nominee will be to the order of its nominee as the registered owner of such notes. It is expected that the nominee, upon receipt of any such payment, will credit DTC participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the notes as shown on the records of DTC or the nominee. Vale Overseas also expects that payments by DTC participants to owners of beneficial interests in the notes held through such DTC participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such DTC participants. Neither Vale Overseas, the trustee nor any agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such ownership interests.

        Because DTC or its nominee will be the only registered owner of the notes, Euroclear and Clearstream, Luxembourg will hold positions through their respective U.S. depositaries, which in turn will hold positions on the books of DTC.

        Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg accountholders, on the other, will be effected through DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by their respective U.S. depositaries. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving beneficial interests in the notes to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg accountholders may not deliver instructions directly to the U.S. depositaries for Euroclear or Clearstream, Luxembourg.

        On or after the Closing Date, transfers between accountholders in Euroclear and Clearstream, Luxembourg and transfers between participants in DTC will generally have a settlement date three business days after the trade date (T+3). The customary arrangements for delivery versus payment will apply to such transfers.

        Cross-market transfers between accountholders in Euroclear or Clearstream, Luxembourg and DTC participants will need to have an agreed settlement date between the parties to such transfer. However, as a result of time-zone differences, securities received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be credited to the relevant account at Euroclear or Clearstream, Luxembourg during the securities settlement processing day that is the fourth business day (T+4) following the DTC settlement date. Similarly, cash received in Euroclear or Clearstream, Luxembourg as a result of a sale of securities by or through a Euroclear or Clearstream, Luxembourg accountholder to a DTC participant will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only on the fourth business day (T+4) following the DTC settlement date.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes (including, without limitation, the presentation of notes for exchange as described above) only at the direction of one or more participants in whose account with DTC interests in notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, in the circumstances described below, DTC will surrender the notes for exchange for individual definitive notes.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" under the laws of the State of New York, a member of the U.S. Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC is available to others, such as banks, securities brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly.

Clearstream, Luxembourg

        Clearstream, Luxembourg was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Euroclear and Clearstream, Luxembourg.

        As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks. Clearstream, Luxembourg customers may include the underwriters. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

        Distribution with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

The Euroclear System

        The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Euros. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries in a manner generally similar to the arrangements for cross-market transfers with DTC described above.

        The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

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  transfers of securities and cash within the Euroclear System;

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  withdrawal of securities and cash from the Euroclear System; and

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  receipts of payments with respect to securities in the Euroclear System.

        All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

        Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator.

        The foregoing information about DTC, Euroclear and Clearstream, Luxembourg has been provided by each of them for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in the notes among participants and accountholders of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Vale Overseas, nor the trustee nor any of the trustee's agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

        While a note in global form is lodged with DTC or the custodian, notes represented by individual definitive notes will not be eligible for clearing or settlement through DTC, Euroclear or Clearstream, Luxembourg.

Individual Definitive Notes

        Registration of title to notes in a name other than DTC or its nominee will not be permitted unless (i) DTC has notified us that it is unwilling or unable to continue as depositary for the notes in global form or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days; (ii) Vale Overseas decides in its sole discretion to allow some or all book-entry notes to be exchangeable for definitive notes in registered form; or (iii) following an event of default. In such circumstances, Vale Overseas will cause sufficient individual definitive notes to be executed and delivered to the registrar for completion, authentication and dispatch to the relevant holders of notes. Payments with respect to definitive notes may be made through the transfer agent. A person having an interest in the notes in global form must provide the registrar with a written order containing instructions and such other information as the registrar and we may require to complete, execute and deliver such individual definitive notes.

        If Vale Overseas issues notes in certificated form, holders of notes in certificated form will be able to transfer their notes, in whole or in part, by surrendering the notes, with a duly completed form of transfer, for registration of transfer at the office of the transfer agent, The Bank of New York Mellon. Vale Overseas will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

        All money paid by Vale Overseas to the paying agents for the payment of principal and interest on the notes which remains unclaimed at the end of two years after the amount is due to a holder will be repaid to Vale Overseas, and thereafter holders of notes in certificated form may look only to Vale Overseas for payment.

CERTAIN TAX CONSIDERATIONS

        The following discussion summarizes certain Cayman Islands, Brazilian, and U.S. federal income tax considerations that may be relevant to the ownership and disposition of the notes acquired in this offering for the original price. This summary is based on the tax laws, regulations, rulings and decisions now in effect in the Cayman Islands, Brazil and the United States, any of which may change. Any change could apply retroactively and could affect the continued accuracy of this summary.

        This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisors about the tax consequences of holding the notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

Cayman Islands Tax Considerations

        The Cayman Islands currently have no exchange control restrictions and no income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax applicable to Vale Overseas or any holder of notes. Accordingly, payment of principal of and interest on the notes will not be subject to taxation in the Cayman Islands, no Cayman Islands withholding tax will be required on such payments to any holder of a note and gains derived from the sale of notes will not be subject to Cayman Islands capital gains tax. The Cayman Islands does not have an income tax treaty arrangement with the United States or any other country that is applicable to any payments made to or by Vale Overseas; however, the Cayman Islands has entered into a tax information exchange agreement with the United States and other jurisdictions.

        Vale Overseas has received an undertaking dated April 24, 2001 from the Governor-in-Council of the Cayman Islands that, in accordance with section 6 of the Tax Concession Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to Vale Overseas or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of Vale Overseas or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by Vale Overseas to its members or a payment of principal or interest or other sums due under a debenture or other obligation of Vale Overseas.

        No stamp duties or similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution and issue of the notes unless they are executed in or brought within (for example, for the purposes of enforcement) the jurisdiction of the Cayman Islands, in which case stamp duty of 0.25% of the face amount thereof may be payable on each note (up to a maximum of 250 Cayman Islands dollars ("CI$") (US$312.50)) unless stamp duty of CI$500 (US$625) has been paid in respect of the entire issue of notes.

        The above conversions of Cayman Islands dollars to U.S. dollars have been made on the basis of US$1.25 = CI$1.00.

Brazilian Tax Considerations

        The following discussion is a summary of the Brazilian tax considerations relating to an investment in the notes by an individual, a company, a trust, an organization or any other entity considered as resident or domiciled outside Brazil for tax purposes (a "Non-resident Holder"). The discussion contained herein is based on the tax laws and regulations of Brazil as in effect on the date hereof and is subject to possible changes in Brazilian law that may come into effect after such date.

        The information set forth below is intended to be a general discussion only and does not address all possible tax consequences relating to an investment in the notes. Prospective investors should consult their own tax advisers as to the consequences of purchasing the notes, including, without limitation, the consequences of the receipt of interest and the sale, redemption or repayment of the notes.

Payments on the Notes Made by Vale Overseas

        Generally, a Non-resident Holder is taxed in Brazil only when income is derived from Brazilian sources or gains are realized on the sale or disposition of assets located in Brazil. Therefore, based on the fact that Vale Overseas is considered for tax purposes as a company domiciled abroad, any income (including interest and original issue discount) paid by Vale Overseas in respect of the notes in favor of Non-resident Holders will not be subject to any withholding or deduction in respect of Brazilian income tax or any other Brazilian taxes, duties, assessments or governmental charges, provided that such payments are made with funds held by Vale Overseas outside of Brazil.

Sale of the Notes

        In the event a Non-resident Holder sells the notes, such sale would not trigger any Brazilian tax consequences to the Non-resident Holder.

Other Brazilian Taxes

        Generally, there are no inheritance, gift, succession, stamp, or other similar taxes in Brazil with respect to the ownership, transfer, assignment or any other disposition of the notes by a Non-resident Holder, except for gift inheritance taxes imposed by some Brazilian states on gifts or bequests by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states.

Payments on the Notes Made by Vale

        If a payment is made to a Non-resident Holder from a Brazilian source in respect of the notes, such as by Vale, such payment may be subject, in whole or in part, to income tax withheld at source at a rate of up to 25%.

        In the event of withholding or deduction for or on account of Brazilian taxes, Vale Overseas and Vale will, subject to certain exceptions, pay additional amounts in respect of such withholding or deduction so that the net amount received by the holder after such withholding or deduction equals the amount of principal or interest that would have been received in the absence of such withholding or deduction. Please note, however, that Vale Overseas and Vale may redeem the notes in certain circumstances in case any of them is obligated to pay additional amounts on the notes in respect of Brazilian, Cayman Islands or successor jurisdiction withholding taxes at a rate in excess of 15%; see "Description of the Notes—Payment of Additional Amounts" in this prospectus supplement and "Description of the Debt Securities—Payment of Additional Amounts" in the accompanying prospectus.

United States Tax Considerations

        The following summary sets forth certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes that may be relevant to a beneficial owner of notes who is (i) an individual that is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, or any State thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income tax on a net income basis with respect of the notes (a "U.S. Holder"). This summary is based upon existing U.S. federal income tax law as at the date of this prospectus supplement, which is subject to change, possibly with retroactive effect, and different interpretations. This summary does not purport to discuss all aspects of U.S. federal income taxation which may be relevant to the particular circumstances of investors, and does not apply to investors subject to special tax rules, such as financial institutions, insurance companies, dealers in securities or currencies, traders in securities or currencies electing to mark their positions to market, regulated investment companies, U.S. expatriates, tax-exempt organizations, persons holding notes as part of a position in a "straddle" or as part of a hedging transaction, constructive sale or conversion transaction for U.S. tax purposes, investors whose functional currency is not the U.S. dollar or persons who own, directly or indirectly, 10 percent or more of our voting power. In addition, this summary does not discuss any foreign, state or local tax considerations, or any aspect of U.S. federal tax law other than income taxation. Furthermore, this summary does not address the Medicare tax on net investment income or the alternative minimum tax. This summary only applies to holders that purchase notes at the initial issuance hereunder for an amount of cash equal to their issue price hereunder and that hold the notes as "capital assets" (generally, property held for investment) within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors should consult their own tax advisers regarding the U.S. federal, state and local, as well as foreign income and other, tax considerations of investing in the notes.

        If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold notes and partners in such partnerships should consult their tax advisers about the U.S. federal income tax consequences of purchasing, holding and disposing of notes.

Payments of Stated Interest

        Payments of stated interest on the notes (including any additional amounts and withheld taxes) generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued in accordance with the U.S. Holder's usual method of accounting for U.S. federal income tax purposes. Interest income in respect of the notes generally will constitute foreign-source income for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income. In this regard, interest income in respect of the notes will constitute "passive category income" for most U.S. Holders for foreign tax credit purposes.

        Subject to generally applicable restrictions and conditions, if any foreign income taxes are withheld on interest payments on the notes, a U.S. Holder generally will be entitled to a foreign tax credit in respect of any such foreign income taxes. Alternatively, the U.S. Holder may deduct such taxes in computing taxable income provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year. The rules regarding foreign tax credits and deduction of foreign income taxes are complex, so U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits or deductions in respect of foreign income taxes based on their particular circumstances.

Disposition of Notes

        A U.S. Holder will generally recognize taxable gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a note in an amount equal to the difference between the amount realized upon such sale, exchange, retirement or other disposition (reduced by an amount attributable to accrued but unpaid stated interest, which is taxable in the manner described above under "—Payments of Stated Interest") and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will generally equal such U.S. Holder's initial investment in the note. Such gain or loss will generally be long-term capital gain or loss if the note is held for more than one year. Certain U.S. Holders (including individuals) may be eligible for preferential tax rates in respect of long-term capital gain. The deductibility of capital losses by U.S. Holders is subject to limitations.

        If any foreign income tax is withheld on the sale or other taxable disposition of a note, the amount realized by a U.S. Holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of such tax. Capital gain or loss, if any, realized by a U.S. Holder on the sale or other taxable disposition of the notes generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes. Consequently, in the case of a gain from the disposition of a note that is subject to foreign income tax, the U.S. Holder may not be able to benefit from a foreign tax credit for the tax unless the U.S. Holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. Holder may take a deduction for the foreign income tax if the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid during the taxable year.

Assumption by Vale of Vale Overseas' Obligations Under the Notes

        In the event Vale assumes the obligations of Vale Overseas under the notes as described under "Description of the Notes—Assumption by Guarantor of Issuer's Obligations under the Notes", a U.S. Holder of the notes should generally be treated, for U.S. federal income tax purposes, as exchanging notes of Vale Overseas for notes of Vale, and would recognize taxable gain or loss equal to the difference between the U.S. Holder's tax basis in the notes of Vale Overseas and the fair market value of the notes of Vale received in such exchange. The U.S. Holder's initial tax basis in the notes of Vale, as well as the notes' "issue price" for U.S. federal income tax purposes, similarly would generally be equal to the fair market value of the notes at the time of the taxable exchange. The U.S. Holder's holding period for the notes of Vale for U.S. federal income tax purposes would also be restarted at the time of the taxable exchange. In the event that the notes of Vale have an issue price that is less than their stated principal amount by more than a de minimis amount (e.g., if the notes are trading at a more-than-de minimis discount to par at the time of the exchange), then the notes of Vale may be deemed to have been issued with "original issue discount" ("OID"), which a U.S. Holder would be required to accrue into taxable income over the remaining term of the note using a constant yield method. The result of accruing OID in this manner is that the U.S. Holder would be required to take amounts into taxable income before receiving cash in respect of those amounts. In addition, the tax basis of the U.S. Holder in the notes of Vale would be increased by any accrued OID. By contrast, if the issue price of the notes of Vale were in excess of their principal amount, a U.S. Holder would be treated as acquiring the notes of Vale at a premium equal to such excess, which a U.S. Holder could elect to amortize as an offset to interest income using a constant yield method. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. A U.S. Holder that elects to amortize such premium must reduce its adjusted tax basis in such note by the amount of the premium amortized during its holding period.

Foreign Financial Asset Reporting

        Certain U.S. Holders that own "specified foreign financial assets" with an aggregate value in excess of US$50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. "Specified foreign financial assets" include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to "specified foreign financial assets" in excess of US$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

        Payment on the notes and sales or redemption proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (i) the holder is an exempt recipient or (ii) in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

        Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded (or credited against such holder's U.S. federal income tax liability, if any), provided the required information is timely furnished to the U.S. Internal Revenue Service.

        The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending on a holder's particular situation. Holders should consult their tax advisers with respect to the tax consequences to them of the beneficial ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal and other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

        Vale Overseas intends to offer the notes through Banco Bradesco BBI S.A., BB Securities Ltd., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Santander Investment Securities Inc., the underwriters. Subject to the terms and conditions contained in a terms agreement between the underwriters and Vale Overseas, Vale Overseas has agreed to sell to the underwriters and the underwriters have agreed to purchase, severally and not jointly, from Vale Overseas, the principal amount of the notes listed below opposite each of their names.

Underwriter	Principal Amount of Notes (US$)
Banco Bradesco BBI S.A.	US$	250,000,000
BB Securities Ltd.		250,000,000
HSBC Securities (USA) Inc.		250,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		250,000,000
Santander Investment Securities Inc.		250,000,000

Total	US$	1,250,000,000

        The underwriters have agreed to purchase all of the notes sold pursuant to the terms agreement if any of these notes are purchased. If the underwriters default, the terms agreement provides that the purchase agreement may be terminated.

        Vale Overseas and Vale have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        Vale Overseas and Vale have agreed that Vale Overseas will not, during a period of 30 days from the date of this prospectus supplement, without the written consent of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option or warrant for the sale of, or otherwise transfer or dispose of, any debt securities of Vale Overseas.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the terms agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        Neither Banco Bradesco BBI S.A. nor BB Securities Ltd. is a broker-dealer registered with the SEC, and therefore neither may make sales of any notes in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Banco Bradesco BBI S.A. intends to effect sales of the notes in the United States, Banco Bradesco BBI S.A. will do so only through Bradesco Securities Inc., its selling agent, or one or more U.S. registered broker-dealers or otherwise as permitted by applicable U.S. law. Banco Bradesco BBI S.A. and Bradesco Securities Inc. are affiliates of Banco Bradesco S.A. To the extent that BB Securities Ltd. intends to effect sales of the notes in the United States, BB Securities Ltd. will do so only through Banco do Brasil Securities LLC, its selling agent, or one or more U.S. registered broker-dealers or otherwise as permitted by applicable U.S. law.

        We expect that delivery of the notes will be made against payment therefor on or about June 10, 2016, which will be the third business day following the date of pricing of the notes (this settlement cycle being referred to as "T+3").

Commissions and Discounts

        The underwriters have advised Vale Overseas that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed. The expenses of the offering, not including the underwriting discount, are estimated to be US$3.383 million and are payable by Vale Overseas. The underwriters may offer and sell the notes through certain of their affiliates.

Trading Market

        Application will be made to list the notes on the New York Stock Exchange in accordance with the rules and regulations of the New York Stock Exchange, subject to the satisfaction of its minimum listing standards. Vale Overseas does not intend to apply for listing of the notes on any other securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of any trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilization action must be conducted by the relevant dealers (or any persons acting on behalf of any dealers) in accordance with all applicable laws and rules.

        Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the underwriters nor we make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

        As described in "Use of Proceeds," the net proceeds from this offering will be used for general corporate purposes, including the repayment of part of the amounts outstanding under our senior revolving credit agreements. Because certain affiliates of the underwriters are lenders under such senior revolving credit agreements and because more than 5% of the proceeds from this offering, not including underwriting compensation, may be received by such parties in connection with the repayment of such facility, this offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

Selling Restrictions

        The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus come must inform themselves of and observe any of these restrictions.

        This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

EEA Selling Restrictions

        In relation to each member state of the European Economic Area (each, a "Member State"), no offer of notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

          A.    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          B.    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

          C.    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person located in a Member State to whom any offer of notes is made or who receives any communication in respect of any offer of ordinary shares, or who initially acquires any notes will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any notes acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

        The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus supplement has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC, (as amended) and includes any relevant implementing measure in each Member State.

        The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

        Each underwriter has advised us that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to Vale; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Switzerland

        The offering and sale of the notes will be made in Switzerland on the basis of a private placement, not as a public offering. The notes will not be listed on the SWX Swiss Exchange. Neither this prospectus supplement nor the accompanying prospectus, therefore, constitutes a prospectus within the meaning of Art. 652a or 1156 of the Swiss Federal Code of Obligations or Arts. 32 et seq. of the Listing Rules of the SWX Swiss Exchange.

Hong Kong

        This prospectus supplement and the accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. No person may offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance or to any persons in the circumstances referred to in clause (b) above.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered in Singapore pursuant to the exceptions under Section 274 and Section 275 of the Securities and Futures Act of Singapore, Chapter 289 (the "SFA"). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor specified in Section 274 of the SFA, (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        None of this prospectus supplement, the accompanying prospectus or any other offering material distributed by any of the underwriters relating to the notes has been or will be registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered in Singapore pursuant to the exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for the subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the SFA, (2) to a relevant person under Section 275(1) and/or any person under Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Brazil

        The underwriters have not offered or sold, and will not offer or sell any notes in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution under Brazilian laws and regulations. The notes have not been, and will not be, registered with the Comissão de Valores Mobiliários.

Cayman Islands

        None of the notes may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in the Cayman Islands.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement, (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1998 as amended, the "FIEL Law") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Other Relationships

        Certain of the underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

        Certain of the underwriters and their affiliates have performed, and may perform in the future, certain investment banking, advisory or general financing and banking services for us and our affiliates from time to time, in the ordinary course of their business. These companies receive standard fees for their services.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        A group that controls Banco Bradesco BBI S.A. also controls Bradespar S.A., which holds 21.2% of the common equity of Valepar S.A. ("Valepar"), Vale's controlling shareholder. In addition, a pension fund of Banco do Brasil S.A. employees holds the majority of the common equity in Litel Participações S.A., which holds 49% of the common equity of Valepar. Banco do Brasil S.A. is the indirect controlling shareholder of BB Securities Ltd.

        As described in "Use of Proceeds," we intend to use the net proceeds of this offering to repay part of the amounts outstanding under two senior revolving credit agreements dated July 3, 2013 and May 15, 2015. An affiliate of HSBC Securities (USA) Inc. serves as mandated lead arranger under the July 3, 2013 agreement. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and Santander Investment Securities Inc. serve as lenders under one or both of these credit agreements. Because of their affiliates' lending relationships with us under these credit agreements, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and Santander Investment Securities Inc. will receive some of the net proceeds of this offering.

 EXPERTS

        Vale's financial statements as of December 31, 2015 and 2014 and for each of the years ended December 31, 2015 and 2014 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2015, which are incorporated in this prospectus supplement by reference to our annual report on Form 20-F for the year ended December 31, 2015, have been audited by KPMG Auditores Independentes, an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements have been so incorporated in reliance on the reports of KPMG Auditores Independentes, given on the authority of said firm as experts in auditing and accounting.

        The financial statements for the year ended December 31, 2013 incorporated in this prospectus supplement by reference to our annual report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Our unaudited condensed consolidated balance sheet as of March 31, 2016 and the related condensed consolidated statements of income, comprehensive income, cash flows and changes in equity for the three-month periods ended March 31, 2016 and March 31, 2015, incorporated by reference herein, were reviewed by KPMG Auditores Independentes. KPMG Auditores Independentes has reported that it has applied limited procedures in accordance with professional standards for a review of such information. However, its report included in our current report on Form 6-K furnished to the SEC on April 28, 2016, and incorporated by reference herein, state that it did not audit and does not express an opinion on that interim financial information. Accordingly, the degree of reliance on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Auditores Independentes is not subject to the liability provisions of Section 11 of the Securities Act for its report on the unaudited interim financial information because this report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

 VALIDITY OF THE NOTES

        The validity of the notes, including the guaranty, offered and sold in this offering will be passed upon for Vale Overseas and Vale by Cleary Gottlieb Steen & Hamilton LLP and for the underwriters by Gibson, Dunn & Crutcher LLP. Certain matters of Cayman Islands law relating to the notes will be passed upon by Walkers, Cayman Islands counsel for Vale and Vale Overseas. Certain matters of Brazilian law relating to the notes will be passed upon by Mr. Clovis Torres, the general counsel of Vale. Pinheiro Guimarães—Advogados will pass upon certain matters of Brazilian law relating to the notes for the underwriters.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus supplement, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus supplement. We incorporate by reference the following documents:

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  our current report on Form 6-K furnished to the SEC on the date hereof (SEC Accession No: 0001104659-16-125796) containing: (i) our operating and financial review as of and for the three-month periods ended March 31, 2016 and March 31, 2015; (ii) our ratios of earnings to fixed charges; and (iii) some recent developments;

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  our current report on Form 6-K furnished to the SEC on June 1, 2016 (SEC Accession No: 0001104659-16-124675), describing the conclusion of the sale of our stake in Companhia Siderúrgica do Atlântico (CSA) to Thyssenkrupp;

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  our current report on Form 6-K furnished to the SEC on May 24, 2016 (SEC Accession No: 0001104659-16-123027), informing that the Hong Kong Stock Exchange (HKEx) has approved the withdrawal of our HDR listing from the HKEx;

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  our current report on Form 6-K furnished to the SEC on May 16, 2016 (SEC Accession No: 0001104659-16-121018), describing the public civil actions filed by two indigenous protection associations requesting the suspension of the environmental license of our S11D project;

  •
  our current report on Form 6-K furnished to the SEC on May 10, 2016 (SEC Accession No: 0001104659-16-121526), describing the end of the negotiations for sale of our stake in Mineração Rio do Norte (MRN);

  •
  our current report on Form 6-K furnished to the SEC on May 5, 2016 (SEC Accession No: 0001104659-16-118262), informing of the ratification of an agreement between Brazilian federal and state authorities and Samarco and its shareholders;

  •
  our current report on Form 6-K furnished to the SEC on May 5, 2016 (SEC Accession No: 0001104659-16-117854), describing the public civil action filed by the federal public prosecutor against various parties, including Samarco and us;

  •
  our current report on Form 6-K furnished to the SEC on April 28, 2016 (SEC Accession No: 0001104659-16-114840), containing our unaudited condensed consolidated interim financial statements as of and for the three-month periods ended March 31, 2016 and March 31, 2015, prepared in accordance with IFRS, as issued by the International Accounting Standards Board (IASB);

  •
  our current report on Form 6-K furnished to the SEC on April 26, 2016 (SEC Accession No: 0001104659-16-114026), announcing the approval of our shareholder remuneration policy;

  •
  our current report on Form 6-K furnished to the SEC on April 26, 2016 (SEC Accession No: 0001104659-16-113868), containing the minutes of our annual shareholders' meeting;

  •
  our current report on Form 6-K furnished to the SEC on April 21, 2016 (SEC Accession No: 0001104659-16-113074), containing our production report for the three-month period ended March 31, 2016;

  •
  our current report on Form 6-K furnished to the SEC on April 5, 2016 (SEC Accession No: 0001104659-16-109665), announcing the sale of our minority stake in Companhia Siderúrgica do Atlântico; and

  •
  our annual report on Form 20-F for the year ended December 31, 2015, filed with the SEC on March 31, 2016 (SEC Accession No: 0001047469-16-011818).

        We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Vale's Investor Relations Department, Avenida das Américas, No. 700—Bloco 8, 2nd Floor, 22640-100 Rio de Janeiro, RJ, Brazil (telephone no: 55 21-3485-3900). Additionally, for so long as any notes shall be outstanding, copies of our financial statements for the then current fiscal year may be inspected on the Web site of the U.S. Securities and Exchange Commission at http://www.sec.gov/ or on our Web site at http://www.vale.com/. The information on our Web site is not part of this prospectus supplement nor is it incorporated herein by reference.

PROSPECTUS

Vale S.A.

Debt Securities and Guarantees

Vale Overseas Limited

Guaranteed Debt Securities

        Vale S.A. may offer debt securities from time to time, and Vale Overseas Limited may offer debt securities guaranteed by Vale S.A. from time to time. A prospectus supplement will set forth the specific terms of the securities, the offering price and the specific manner in which they may be offered.

        We may sell these securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents will be set forth in the prospectus supplement.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        September 29, 2015

        We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. Under this shelf process, Vale may offer debt securities, and Vale Overseas may offer debt securities guaranteed by Vale, in one or more offerings.

        This prospectus provides you only with a general description of the debt securities and guarantees that we may offer. Each time we offer securities pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        In this prospectus, unless otherwise specified or the context otherwise requires, references to "Vale" are to Vale S.A. and its consolidated subsidiaries. References to "Vale Overseas" are to Vale Overseas Limited. Terms such as "we," "us" and "our" generally refer to one or both of Vale and Vale Overseas, as the context may require.

 ENFORCEMENT OF CIVIL LIABILITIES

Brazil

        A final conclusive judgment for the payment of money rendered by any New York State or federal court sitting in New York City in respect of the securities would be recognized in the courts of Brazil and such courts would enforce such judgment without any retrial or reexamination of the merits of the original action only if such judgment has been ratified by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). This ratification is available only if:

  •
  the judgment fulfills all formalities required for its enforceability under the laws of the State of New York;

  •
  the judgment was issued by a competent court either after due service of process on the parties, which service of process if made in Brazil must comply with Brazilian law, or after sufficient evidence of the parties' absence has been given, as established pursuant to applicable law;

  •
  the judgment is not subject to appeal;

  •
  the judgment has been authenticated by a Brazilian consulate in the State of New York;

  •
  the judgment has been translated into Portuguese by a certified sworn translator; and

  •
  the judgment is not against Brazilian public policy, good morals or national sovereignty.

        In addition:

  •
  Civil actions may be brought before Brazilian courts in connection with this prospectus supplement based on the federal securities laws of the United States, and Brazilian courts may enforce such liabilities in such actions against Vale (provided that the relevant provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty and provided further that Brazilian courts can assert jurisdiction over the particular action).

  •
  The ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant is limited by Brazilian law. In addition, a Brazilian or foreign plaintiff who resides abroad or is abroad during the course of a suit in Brazil must post a bond to cover the legal fees and court expenses of the defendant, unless there are real estate assets in Brazil to assure payment thereof, except in case of execution actions or counterclaims as established under Article 836 of the Brazilian Code of Civil Procedure.

        Notwithstanding the foregoing, no assurance can be given that ratification would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to the securities.

Cayman Islands

        Vale Overseas has been advised by its Cayman Islands counsel, Walkers, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will, based on the principle that a judgment by a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, recognize and enforce a foreign judgment of a court having jurisdiction over a defendant according to Cayman Islands conflict of law rules. To be so enforced the foreign judgment must be final and conclusive and for a liquidated sum (or, in certain circumstances, for in personam non-money relief) and not in respect of taxes or a fine or penalty or similar fiscal or revenue obligations or of a kind inconsistent with a Cayman Islands judgment in respect of the same matters or obtained in a manner, and is not of a kind the enforcement of which is, contrary to natural justice, statute or the public policy of the Cayman Islands. There is doubt, however, as to whether the courts of the Cayman Islands will:

  •
  recognize or enforce judgments of U.S. courts based on the civil liability provisions of the securities laws of the United States or any state thereof; or

  •
  in original actions brought in the Cayman Islands, impose liabilities upon the civil liability provisions of the securities laws of the United States or any state thereof, in each case, on the grounds that such provisions are penal in nature.

        A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

FORWARD-LOOKING STATEMENTS

        Some of the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement may constitute forward-looking statements within the meaning of the safe harbor provisions of U.S. Private Securities Litigation Reform Act of 1995. Many of those forward-looking statements can be identified by the use of forward-looking words such as "anticipate," "believe," "could," "expect," "should," "plan," "intend," "estimate" and "potential," among others. Those statements appear in a number of places and include statements regarding our intent, belief or current expectations with respect to:

  •
  our direction and future operation;

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  the implementation of our principal operating strategies, including our potential participation in acquisition, divestiture or joint venture transactions or other investment opportunities;

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  the implementation of our financing strategy and capital expenditure plans;

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  the exploration of mineral reserves and development of mining facilities;

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  the depletion and exhaustion of mines and mineral reserves;

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  trends in commodity prices and demand for commodities;

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  the future impact of competition and regulation;

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  the payment of dividends or interest on shareholders equity;

  •
  compliance with financial covenants;

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  industry trends, including the direction of prices and expected levels of supply and demand;

  •
  other factors or trends affecting our financial condition or results of operations; and

  •
  the factors discussed in other documents incorporated by reference in this prospectus.

        We caution you that forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of various factors. These risks and uncertainties include factors, such as (a) economic, political and social issues in the countries in which we operate, (b) the global economy, (c) commodity prices, (d) financial and capital markets, (e) the mining and metals businesses, which are cyclical in nature, and their dependence upon global industrial production, which is also cyclical, (f) regulation and taxation, and (g) the high degree of global competition in the markets in which we operate, among others. For additional information on some factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see "Risk Factors" in our SEC reports incorporated by reference in this prospectus. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments. All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus or any accompanying prospectus supplement.

VALE S.A.

        We are one of the largest metals and mining companies in the world. We are the world's largest producer of iron ore and iron ore pellets and the world's largest producer of nickel. We also produce manganese ore, ferroalloys, metallurgical and thermal coal, copper, platinum group metals, gold, silver, cobalt, potash, phosphates and other fertilizer nutrients. We operate large logistics systems in Brazil and other regions of the world, including railroads, maritime terminals and ports, which are integrated with our mining operations. Directly and through affiliates and joint ventures, we also have investments in energy and steel businesses.

        Vale is a stock corporation, or sociedade por ações, organized on January 11, 1943, and existing under the laws of the Federative Republic of Brazil. Vale was organized for an unlimited period of time. Vale's principal executive offices are located at Avenida Graça Aranha, No. 26, 20030-900 Rio de Janeiro, RJ, Brazil. Its telephone number is +55-21-3814-4540.

VALE OVERSEAS LIMITED

        Vale Overseas is a finance company 100% owned by Vale. Vale Overseas's business is to issue debt securities to finance the activities of Vale and Vale's subsidiaries and affiliates. It has no other operations and no employees.

        Vale Overseas was incorporated as a Cayman Islands exempted company with limited liability on April 3, 2001, and is registered with the Registrar of Companies in the Cayman Islands under registration number 109351. Vale Overseas was incorporated for an indefinite period of time. Its registered office is at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, and its principal executive offices are located at Avenida Graça Aranha, No. 26, 20030-900 Rio de Janeiro, RJ, Brazil. Its telephone number is +55-21-3814-4540.

USE OF PROCEEDS

Vale

        Unless otherwise indicated in an accompanying prospectus supplement, Vale intends to use the net proceeds from the sale of the debt securities for general corporate purposes.

Vale Overseas

        Unless otherwise indicated in an accompanying prospectus supplement, Vale Overseas intends to on-lend the net proceeds from the sale of the debt securities to Vale or Vale's subsidiaries and affiliates.

LEGAL OWNERSHIP OF DEBT SECURITIES

        In this prospectus and in any prospectus supplement, when we refer to the "holders" of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make a payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

        Holding debt securities in accounts with banks or brokers is called holding in "street name." If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along to you, as an indirect holder, principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

        If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

  •
  how it handles payments and notices with respect to the debt securities;

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  whether it imposes fees or charges;

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  how it handles voting, if applicable;

  •
  how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

  •
  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

        A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary." Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether the debt securities will be issued only as global securities.

        As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

        You should be aware that if our debt securities are issued only in the form of global securities:

  •
  You cannot have the debt securities registered in your own name;

  •
  You cannot receive physical certificates for your interest in the debt securities;

  •
  You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

  •
  You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

  •
  The depositary's policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee and any registrar have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We, the trustee and any registrar also do not supervise the depositary in any way; and

  •
  The depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

        In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name, so that you will be a direct holder.

        Unless we specify otherwise in a prospectus supplement, the special situations in which a global security representing our debt securities will terminate are:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days; or

  •
  Vale, or Vale Overseas, as applicable, decides in its sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        A prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. When a global security terminates, the depositary (and not us, the trustee or any registrar) is responsible for deciding what institutions will be the initial direct holders.

DESCRIPTION OF THE DEBT SECURITIES

        The following briefly summarizes the material provisions of the debt securities and the indentures that will govern the debt securities, other than pricing and related terms and other specifications that will be disclosed in a prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of your series of debt securities, which will be described in more detail in a prospectus supplement.

Indentures

        Any debt securities and guarantees that we issue will be governed by an indenture. The trustee under the indenture has two main roles:

  •
  First, the trustee can enforce your rights against Vale and Vale Overseas if Vale or Vale Overseas defaults. There are some limitations on the extent to which the trustee acts on your behalf, described below under "—Events of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending principal and interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

        Vale will issue debt securities under an indenture dated as of September 29, 2015 between Vale, as issuer, and The Bank of New York Mellon, as trustee, which we refer to as the Vale indenture. Vale Overseas will issue debt securities guaranteed by Vale under the Amended and Restated Indenture dated as of September 29, 2015 among Vale Overseas, as issuer, Vale, as guarantor, and The Bank of New York Mellon, as trustee, which we refer to as the Vale Overseas indenture.

        The indentures and their associated documents contain the full legal text of the matters described in this section. We have agreed in each indenture that New York law governs the indenture and the debt securities. We have filed a copy of the Vale indenture and the Vale Overseas indenture with the SEC as exhibits to our registration statement. We have consented in each indenture to the non-exclusive jurisdiction of any U.S. federal and state courts sitting in the borough of Manhattan in the City of New York. (Sections 1.12 and 1.14)

Types of Debt Securities

        This section summarizes material terms of the debt securities that are common to all series and to both the Vale and Vale Overseas indentures, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including the definition of various terms used in the indentures. For example, we describe the meanings for only the more important terms that have been given special meanings in the indentures. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

        We may issue original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

        In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

        In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchanges and, if so, which ones.

Form, Exchange and Transfer

        The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in any integral multiples of US$1,000 thereof. (Section 3.2)

        You may have your debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange. (Section 3.4)

        You may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity that maintains the list of registered holders is called the "security registrar." It will also register transfers of the registered debt securities. (Sections 3.4 and 10.2)

        You will not be required to pay a service charge for any registration of transfer or exchange of the debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar. (Section 3.4)

Payment and Paying Agents

        If your debt securities are in registered form, we will pay interest to you if you are listed in the trustee's records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the "regular record date" and will be stated in the prospectus supplement. (Sections 3.6 and 3.1.5)

        We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York City. We may also choose to pay interest by mailing checks. We may also arrange for additional payment offices, and we may cancel or change our use of these offices, including the trustee's corporate trust office. These offices are called "paying agents." We may also choose to act as our own paying agent. (Sections 2.2, 10.2 and 10.3)

        Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to a direct holder will be repaid to us or (if then held in trust) discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 10.3)

        Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

        We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Section 1.6)

Modification and Waiver

        Each indenture provides several categories of changes that can be made to the indenture and the debt securities. Such changes may or may not require the consent of the holders, as described below. A supplemental indenture will be prepared if holder approval is required.

Changes Requiring Each Holder's Approval

        Each indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby. Those types of changes are:

  •
  a change in the stated maturity for any principal or interest payment on the debt securities;

  •
  a reduction in the principal amount, the interest rate, the redemption price for the debt securities or the principal amount that would be due and payable upon acceleration;

  •
  a change in the obligation to pay additional amounts;

  •
  a change in the currency of any payment on the debt securities;

  •
  a change in the place of any payment on the debt securities;

  •
  an impairment of the holder's right to sue for payment of any amount due on its securities;

  •
  a reduction in the percentage in principal amount of the outstanding debt securities needed to change the indenture or the debt securities;

  •
  a change in the terms of payment from, or control over, or release or reduction of any collateral or security interest to secure the payment of principal, interest or premium, if any, under any debt security;

  •
  a reduction in the percentage in principal amount of the outstanding debt securities needed to waive compliance with the indenture or to waive defaults; and

  •
  a modification of the sections of the indenture relating to supplemental indentures, waiver with the consent of holders or waiver of past defaults, except to increase the percentage of holders required to make a revision or to provide that certain other provisions of the indenture cannot be modified or waived without the approval of each holder of the debt securities. (Section 9.2)

Changes Not Requiring Approval

        Each indenture provides that some changes do not require any approval by holders of outstanding debt securities under that indenture. This type of change is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under the indenture in any material respect, such as adding covenants, additional events of default or successor trustees. (Section 9.1)

Changes Requiring Majority Approval

        Each indenture provides that other changes to the indenture and the outstanding debt securities under the indenture and any waiver of any provision of the indenture must be approved by the holders of a majority in principal amount of each series of securities affected by the change or waiver. The required approval must be given by written consent. (Section 9.2)

        Each indenture provides that the same majority approval would be required for Vale or Vale Overseas to obtain a waiver of any of its covenants in the applicable indenture. The covenants of Vale and Vale Overseas in each indenture include the promises Vale and Vale Overseas make about merging and creating liens on their assets, which are described below under "—Certain Covenants—Mergers and Similar Transactions" and "—Certain Covenants—Limitation on Liens." If the holders approve a waiver of a covenant, Vale and Vale Overseas will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in the debt securities or the indentures, as it affects any security, that Vale and Vale Overseas cannot change without the approval of the holder of that security as described above in "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver. (Section 9.2)

Voting Mechanics

        Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment, repurchase or redemption. Debt securities held by Vale Overseas, Vale or their affiliates are not considered outstanding. (Section 1.1)

        Vale or Vale Overseas will generally be entitled to set any day as a record date for the purposes of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In limited circumstances, the trustee, and not Vale or Vale Overseas, will be entitled to set a record date for action by holders. If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or the trustee, as applicable, may specify. This period may be shortened or lengthened (but not beyond 180 days). (Sections 1.4.5, 1.4.6 and 1.4.7)

        Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted if we seek to change the indenture or the debt securities or request a waiver.

Redemption

        Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in "—Optional Tax Redemption" below, unless otherwise specified in the applicable prospectus supplement, we will not be entitled to redeem your debt security before its stated maturity. (Section 11.1.1)

        If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formula used to determine the redemption price. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

        If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot or, in the trustee's discretion, pro rata. (Section 11.5)

        In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under "—Notices." (Section 11.2)

        Subject to any restrictions described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

        Unless otherwise indicated in a prospectus supplement, we will have the option to redeem the debt securities in whole (but not in part) if (i) as a result of a change in or amendment to any laws (or any rules or regulations thereunder) or the official interpretation, administration or application of any laws, rules or regulations, we are required to pay additional amounts, as described below under "—Payment of Additional Amounts," in excess of those attributable to Brazilian or, in the case of securities issued under the Vale Overseas indenture, Cayman Islands withholding tax on the basis of a statutory rate of 15% and (ii) the obligation cannot be avoided by Vale or Vale Overseas, as applicable, after taking measures that Vale or Vale Overseas, as applicable, considers reasonable to avoid it. This applies only in the case of changes or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities. (Section 11.1.3)

        If the debt securities are redeemed, the redemption price for the debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed and any applicable premium plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days' notice before redeeming the debt securities. No notice may be given earlier than 90 days prior to the earliest date on which we, but for such redemption, would be obligated to pay such additional amounts, and the obligation to pay such additional amounts must remain in effect at the time notice is given. (Section 11.1.3)

Payment of Additional Amounts

        Each indenture provides that all payments in respect of the debt securities issued thereunder will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Brazil, the Cayman Islands (in the case of securities issued under the Vale Overseas indenture), a successor jurisdiction or any authority therein or thereof having power to tax, unless Vale or Vale Overseas, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, Vale or Vale Overseas, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of debt securities after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the debt securities in the absence of such withholding or deduction. Notwithstanding the foregoing, neither Vale nor Vale Overseas will have to pay additional amounts:

  •
  to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such security by reason of his having some connection with Brazil, the Cayman Islands (in the case of securities issued under the Vale Overseas indenture) or a successor jurisdiction, other than the mere holding of the security and the receipt of payments with respect to the security;

  •
  in respect of securities surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that the holder of such security would have been entitled to such additional amounts on surrender of such security for payment on the last day of such period of 30 days;

  •
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

  •
  to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such holder's failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Brazil, the Cayman Islands (in the case of securities issued under the Vale Overseas indenture) or a successor jurisdiction or applicable political subdivision or authority thereof or therein having power to tax, of such holder, if compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and Vale or Vale Overseas, as applicable, has given the holders at least 30 days' notice that holders will be required to provide such certification, identification or other requirement;

  •
  in respect of any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

  •
  in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the security or by direct payment by Vale or Vale Overseas in respect of claims made against Vale or Vale Overseas; or

  •
  in respect of any combination of the above. (Section 10.7.1)

        The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts. (Section 3.1)

        For purposes of the provisions described above, "Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the trustee on or prior to the due date, the date on which notice is given to the holders that the full amount is so received by the trustee. The debt securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither Vale Overseas nor Vale shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein. (Section 10.7.1)

        In the event that additional amounts actually paid with respect to the debt securities described above are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result such holder is entitled to claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to Vale or Vale Overseas, as the case may be. (Section 10.7.4)

        Any reference in this prospectus, the indenture or the debt securities to principal, interest or any other amount payable in respect of the debt securities or the guarantees by Vale Overseas or Vale, as applicable, will be deemed to include any additional amount, unless the context requires otherwise, that may be payable in respect of such principal, interest or other amount payable. (Section 10.7.5)

Certain Covenants

Mergers and Similar Transactions

        Unless otherwise specified in the applicable prospectus supplement, Vale and Vale Overseas will each covenant that they will not, without the consent of the holders of a majority in aggregate principal amount of the securities outstanding under the applicable indenture, consolidate with or merge into any other corporation or (x) in the case of Vale, convey or transfer all or substantially all of its mining properties or assets to any other person or (y) in the case of Vale Overseas, convey or transfer all or substantially all of its properties or assets to any other person, unless:

  •
  the corporation formed by such consolidation or into which Vale or Vale Overseas is merged or the person which acquires by conveyance or transfer all or substantially all of the mining properties or assets of Vale or all or substantially all of the properties and assets of Vale Overseas, which we refer to as the successor corporation, will expressly assume the due and punctual payment of the principal of and interest on all the securities issued under the applicable indenture and all other obligations of Vale or Vale Overseas under the applicable indenture and the securities issued under that indenture;

  •
  immediately after giving effect to such transaction, no event of default with respect to any security issued under the applicable indenture will have occurred and be continuing;

  •
  Vale and Vale Overseas, as applicable, have delivered to the trustee under the applicable indenture (i) a certificate signed by, in the case of Vale, two executive officers of Vale and, in the case of the Vale Overseas, two directors of Vale Overseas, stating that such consolidation, merger, conveyance or transfer complies with this covenant and that all relevant conditions precedent provided in the applicable indenture have been complied with and (ii) an opinion of counsel stating that such consolidation, merger, conveyance or transfer complies with this covenant and that all relevant conditions provided have been complied with; and

  •
  the successor corporation will expressly agree to withhold against any tax, duty, assessment or other governmental charge thereafter imposed or levied by Brazil, the Cayman Islands (in the case of securities issued under the Vale Overseas indenture), a successor jurisdiction or any political subdivision or authority thereof or therein having power to tax as a consequence of such consolidation, merger, conveyance or transfer with respect to the payment of principal of or interest on the securities, and to pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of the securities after any such withholding or deduction will equal the respective amounts of principal, premium (if any) and interest, as applicable, which would have been receivable in respect of the securities in the absence of such consolidation, merger, conveyance or transfer, subject to exceptions and limitations contained in "—Payment of Additional Amounts," in relation to the successor jurisdiction. (Article 8)

        Upon any consolidation, merger, conveyance or transfer in accordance with these conditions, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of, Vale or Vale Overseas under the securities with the same effect as if the successor corporation had been named as the issuer or guarantor, as applicable, of the securities issued under the applicable indenture. If a successor corporation is incorporated in or considered to be resident in a jurisdiction other than Brazil or the Cayman Islands, such jurisdiction will be referred to as a "successor jurisdiction." No successor corporation will have the right to redeem the debt securities unless Vale or

Vale Overseas, as applicable, would have been entitled to redeem the debt securities in similar circumstances. (Article 8)

        If the conditions described above are satisfied, neither Vale nor Vale Overseas will need to obtain the consent of the holders in order to merge or consolidate or (x) in the case of Vale, convey or transfer all or substantially all of its mining properties or assets to any other person or (y) in the case of Vale Overseas, convey or transfer all or substantially all of its properties or assets to any other person. Also, Vale and Vale Overseas will not need to satisfy these conditions if Vale or Vale Overseas enters into other types of transactions, including the following:

  •
  any transaction in which either Vale or Vale Overseas acquires the stock or assets of another person;

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  any transaction that involves a change of control of Vale or Vale Overseas, but in which neither Vale nor Vale Overseas merges or consolidates; and

  •
  any transaction in which Vale or Vale Overseas sells or otherwise disposes of (x) in the case of Vale, less than substantially all of its mining properties or assets or (y) in the case of Vale Overseas, less than substantially all of its properties or assets.

Limitation on Liens

        Unless otherwise specified in the applicable prospectus supplement, Vale will covenant that for so long as any securities remain outstanding, Vale will not create, incur, issue or assume any mortgage, charge, pledge, lien, hypothecation, security interest or other encumbrance, including, without limitation, any equivalent of the foregoing created under the laws of Brazil or any other jurisdiction (each a "Lien") on or over any Restricted Property (as defined below) to secure Indebtedness, other than a Permitted Lien (as defined below), without in any such case effectively providing that the outstanding securities (together with, if Vale shall so determine, any other Indebtedness of Vale) shall be secured equally and ratably with or prior to such secured Indebtedness. (Section 10.6)

        For the purposes of this covenant, "Permitted Liens" means any mortgage, charge, pledge, lien, hypothecation, security interest or other encumbrance:

  •
  granted upon or with regard to any Restricted Property acquired by Vale after the date of the issuance of the securities to secure the purchase price of such Restricted Property or to secure Indebtedness incurred solely for the purposes of financing the acquisition of such Restricted Property; provided, however, that the maximum sum secured thereby shall not exceed the purchase price of such Restricted Property or the Indebtedness incurred solely for the purposes of financing the acquisition of such Restricted Property;

  •
  granted upon or with regard to any Restricted Property (including any improvements on or to an existing Restricted Property), after the date of the issuance of the securities, to secure the payment of all or any part of the cost of development, expansion or construction of or improvement on or to such Restricted Property or to secure Indebtedness incurred solely for the purposes of financing all or any part of the cost of development, expansion or construction of or improvements on or to such Restricted Property; provided, however, that the maximum sum secured thereby shall not exceed the higher of cost or fair market value of that development, expansion, construction or improvement;

  •
  in existence on the date of the issuance of the applicable series of debt securities and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the date of the issuance of the applicable series of debt securities;

  •
  arising by operation of law, such as tax, merchants', maritime or other similar liens arising in the ordinary course of business of Vale;

  •
  arising in the ordinary course of business in connection with the financing of export, import or other trade transactions to secure Indebtedness of Vale;

  •
  securing or providing for the payment of Indebtedness incurred for the purposes of financing all or a part of the ownership, acquisition, construction, development or operation of any project by Vale, any subsidiary of Vale or any consortium or other venture in which Vale has any ownership or other similar interest; provided that such lien only extends to (a) Restricted Properties (which may include existing Restricted Properties at any pre-existing site selected for expansion and any concession, authorization or other legal right granted by any governmental authority) which are the subject of such project financing, (b) any revenues from such Restricted Properties, (c) any proceeds from claims belonging to Vale, any subsidiary of Vale or any consortium or other venture in which Vale has any ownership or other similar interest which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale or loss of, or damage to, such Restricted Property, or (d) shares or other ownership interest in, and any subordinated debt claims against, the project entity whose principal assets and business are constituted by such project;

  •
  granted upon or with regard to any present or future Restricted Property of Vale to secure borrowings from, or funded directly or indirectly by, or effected indirectly through intermediaries by, (i) any Brazilian governmental credit agency (including, but not limited to the Brazilian National Treasury, Banco Nacional de Desenvolvimento Econômico e Social, BNDES Participações S.A., Financiadora de Estudos e Projetos and Agência Especial de Financiamento Industrial); (ii) any Brazilian official financial institutions (including, but not limited to Banco da Amazônia S.A.—BASA and Banco do Nordeste do Brasil S.A.—BNB); (iii) any non-Brazilian official export-import bank or official export-import credit insurer; or (iv) the International Finance Corporation or any non-Brazilian multilateral or government-sponsored agency;

  •
  existing on any asset prior to the acquisition thereof by Vale, whether by merger, consolidation, purchase of assets or otherwise, and not created in contemplation of such acquisition;

  •
  created over funds reserved for the payment of principal, interest and premium, if any, due in respect of the applicable series of debt securities; or

  •
  granted after the date of the Vale indenture or the Vale Overseas indenture, as applicable, upon or in respect of any asset of Vale other than those referred to above, provided that the aggregate amount of Indebtedness secured pursuant to this exception shall not, on the date any such Indebtedness is incurred, exceed an amount equal to 10% of Vale's stockholders' equity (calculated on the basis of Vale's latest quarterly unaudited or annual audited non-consolidated financial statements, whichever is the most recently prepared, in accordance with Reporting GAAP (as defined below) and currency exchange rates prevailing on the last day of the period covered by such financial statements).

        For the purposes of this covenant, "Restricted Property" means (a) the interest of Vale in any (i) mineral property or concession, authorization or other legal right granted in respect of minerals by any governmental authority, (ii) manufacturing or processing plant, building, structure or other facility used in connection with the processing, refining or manufacturing of minerals, metals or fertilizer nutrients, together with the land upon which it is erected and fixtures comprising a part thereof, or (iii) railroad, marine terminal or port, whether owned as of the date of the issuance of the securities or thereafter acquired or constructed and (b) any shares of capital stock owned by Vale of a subsidiary that has interests in the kinds of property described in clauses (i), (ii) or (iii) of (a) above.

        For purposes of this covenant, "Reporting GAAP" means generally accepted accounting principles in effect in the United States of America; provided, however, that for any period or date for which Vale or Vale Overseas uses International Financial Reporting Standards ("IFRS") as adopted by the International Accounting Standards Board as its primary reporting or accounting standard in its reports filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, "Reporting GAAP" means IFRS.

        For the purposes of this covenant, "subsidiary" means an entity of which Vale directly or indirectly owns more than 51% of the outstanding voting shares and Vale has the ability to elect a majority of the members of the board of directors or other governing body.

        You should consult the prospectus supplement relating to your debt securities for further information about these covenants and whether they are applicable to your debt securities.

Defeasance and Discharge

        The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if Vale Overseas chooses to apply them to that series, in which case we will so state in the prospectus supplement. (Section 12.1 of the Vale indenture; Section 13.1 of the Vale Overseas indenture)

        If the applicable prospectus supplement states that full defeasance will apply to a particular series, Vale and (in the case of securities issued under the Vale Overseas indenture) Vale Overseas will be legally released from any payment and other obligations on the debt securities, except for various obligations described below (called "full defeasance"), provided that Vale or Vale Overseas, as applicable, in addition to other actions, puts in place the following arrangements for you to be repaid:

  •
  Vale or Vale Overseas, as applicable, must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

  •
  Vale or Vale Overseas, as applicable, must deliver to the trustee a legal opinion of counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law Vale or Vale Overseas, as applicable, may make the above deposit without causing you to be taxed on the debt securities any differently than if Vale or Vale Overseas, as applicable, did not make the deposit and instead repaid the debt securities itself. (Sections 12.2 and 12.4 of the Vale indenture; Sections 13.2 and 13.4 of the Vale Overseas indenture)

        If Vale or Vale Overseas ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to Vale or Vale Overseas for repayment in the unlikely event of any shortfall. However, even if Vale or Vale Overseas takes these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

  •
  to register the transfer and exchange of debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money for payment in trust.

Covenant Defeasance

        If the applicable prospectus supplement states that covenant defeasance will apply to a particular series, Vale or Vale Overseas can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the debt securities of the particular series. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, Vale or Vale Overseas would be required to take all of the steps described above under "—Defeasance and Discharge" except that the opinion of counsel would not have to refer to a change in United States Federal income tax laws or a ruling from the United States Internal Revenue Service. (Sections 12.3 and 12.4 of the Vale indenture; Sections 13.3 and 13.4 of the Vale Overseas indenture)

        If Vale or Vale Overseas were to accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:

  •
  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement; and

  •
  the events of default relating to breach of the defeased covenants, described below under "—Events of Default—What Is an Event of Default?"

        If Vale or Vale Overseas accomplishes covenant defeasance, you would still be able to look to it for repayment of the debt securities if there were a shortfall in the trust deposit. If any event of default occurs and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 12.3 and 12.4 of the Vale indenture; Sections 13.3 and 13.4 of the Vale Overseas indenture)

Ranking

        The debt securities will rank equally with all the other unsecured and unsubordinated Indebtedness of Vale or Vale Overseas, as the case may be. The guarantees will rank equally with all other unsecured and unsubordinated Indebtedness of Vale. (Section 10.10)

Events of Default

        Each indenture provides that you will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.

What Is an Event of Default?

        Each indenture provides that the term "event of default" with respect to any series of debt securities means any of the following:

  •
  failure to pay any interest (or additional amounts, if any) on any of the debt securities of that series on the date when due, which failure continues for a period of 30 days; or failure to pay any principal or premium, if any (or additional amounts, if any), on any of the debt securities of that series on the date when due and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

  •
  in relation to Vale, its significant subsidiaries and (in the case of securities issued under the Vale Overseas indenture) Vale Overseas: any default or event of default occurs and is continuing under any agreement, instrument or other document evidencing outstanding Indebtedness in excess of US$100 million in aggregate (or its equivalent in other currencies) and such default or event of default results in the actual acceleration of such Indebtedness;

  •
  Vale or (in the case of securities issued under the Vale Overseas indenture) Vale Overseas fails to duly perform or observe any other covenant or agreement in respect of the debt securities of that series and such failure continues for a period of 90 days after Vale or Vale Overseas, as applicable, receives a notice of default stating that it is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series;

  •
  Vale or a significant subsidiary of Vale or (in the case of securities issued under the Vale Overseas indenture) Vale Overseas (i) has a court decree or order in an involuntary case or proceeding under any applicable bankruptcy, insolvency, suspension of payments, reorganization or other similar law, entered against it, or has a court decree or order adjudging it bankrupt or insolvent, or suspending its payments, or approving a petition seeking its reorganization, arrangement, adjustment or composition or appointing a liquidator or other similar official of it or of any substantial part of its property, or ordering its winding up or liquidation of its affairs, and the decree or order remains unstayed and in effect for a period of 90 consecutive days; or (ii) commences a voluntary bankruptcy, insolvency, reorganization or other similar proceeding, or consents to a decree or order in, or commencement of, an involuntary bankruptcy, or files or consents to the filing of a petition or answer or consent seeking reorganization or relief, or consents to the appointment of a liquidator or similar official of it or of any substantial part of its property, or makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or takes any corporate action in furtherance of any such action, or is generally unable to make payment of its obligations as they come due;

  •
  any illegality event occurring and continuing under any of the 6.25% notes due 2016 or 8.25% notes due 2034 of Vale Overseas, guaranteed by Vale in excess of US$100 million in aggregate, which results in the actual acceleration of such debt securities; or

  •
  in the case of debt securities issued under the Vale Overseas indenture, a final judgment or judgments (not subject to appeal) determines the guaranty of such debt securities to be unenforceable or invalid, such guaranty ceases for any reason to be valid and binding or enforceable against Vale, or Vale or any person acting on its behalf denies or disaffirms its obligations under such guaranty. (Section 5.1)

        For the purposes of this description of debt securities, "Indebtedness," with respect to any person, means any amount payable (whether as a direct obligation or indirectly through a guaranty by such person) pursuant to (i) an agreement or instrument involving or evidencing money borrowed, (ii) a conditional sale or a transfer with recourse or with an obligation to repurchase or (iii) a lease with substantially the same economic effect as any such agreement or instrument and which, under Reporting GAAP (as defined above), would constitute a capitalized lease obligation; provided, however, that as used in the cross-acceleration provision described in the second bullet point above, "Indebtedness" will not include any payment made by Vale on behalf of an affiliate, upon any Indebtedness of such affiliate becoming immediately due and payable as a result of a default by such affiliate, pursuant to a guaranty or similar instrument provided by Vale in connection with such indebtedness, provided that such payment made by Vale is made within five business days of notice being provided to Vale that payment is due under such guaranty or similar instrument.

        For the purposes of the definition of Indebtedness, "affiliate" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof that (i) Vale directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with or (ii) in which Vale has a 20% or more holding of voting shares. (Section 1.1)

        For the purposes of the description of "Events of Default" above and "Remedies upon an Event of Default" below, "significant subsidiary" means, at any time, a subsidiary of which Vale's and its other subsidiaries' proportionate share of the total assets (after intercompany eliminations) exceeds 10% of the total assets of the consolidated group as of the end of the most recently completed fiscal year. (Section 1.1)

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities. (Section 5.2)

Remedies upon an Event of Default

        Except as provided in the next sentence, if an event of default has occurred and is continuing, the trustee at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of that series will declare the entire principal amount of the debt securities of that series to be due and payable immediately and upon any such declaration, the principal, accrued interest and any unpaid additional amounts will become immediately due and payable. If an event of default occurs because of a bankruptcy, insolvency or reorganization relating to Vale (but not any significant subsidiary) or Vale Overseas (in the case of securities issued under the Vale Overseas indenture), the entire principal amount of the debt securities of that series will be automatically accelerated, without any declaration or action by the trustee or any holder, and any principal, accrued interest or additional amounts will become due and payable.

        Each of the situations described above is called an acceleration of the maturity of the debt securities under the applicable indenture. If the maturity of the debt securities of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may cancel the acceleration of the debt securities, provided that Vale or Vale Overseas, as applicable, has paid or deposited with the trustee under the applicable indenture a sum sufficient to pay (i) all overdue interest and any additional amounts on all of the debt securities of the series, (ii) the principal of any debt securities of the series which have become due (other than amounts due solely because of the acceleration), (iii) interest upon overdue interest at the rate borne by (or prescribed therefor in) the securities of that series (to the extent that payment of this interest is lawful), and (iv) all sums paid or advanced by the trustee under the applicable indenture and all amounts Vale or Vale Overseas owe the trustee; and provided further that all other defaults with respect to the debt securities of that series have been cured or waived. (Section 5.2)

        The trustee is not required under either of the indentures to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture, or in the exercise of any of its rights or powers, if the trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 6.1)

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the trustee under the applicable indenture written notice of a continuing event of default;

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of the series must make a written request that the trustee institute proceedings in respect of the event of default;

  •
  they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in taking that action;

  •
  the trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the outstanding debt securities of the series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the series. (Section 5.7)

        Under each indenture, you are entitled, however, at any time to bring a lawsuit for the payment of money due on your security and not paid in full on or after its due date by Vale or Vale Overseas. (Section 5.8)

        Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities.

Waiver of Default

        The holders of not less than a majority in principal amount of the debt securities of any series may waive any default for the debt securities of the series, except for defaults which cannot be waived without the consent of each holder. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default, however, without the approval of each holder of the affected series of securities. (Section 5.13)

        Vale and, in the case of the Vale Overseas indenture, Vale Overseas will furnish to the trustee within 120 days after the end of our fiscal year every year a written statement of certain of our officers and directors, as the case may be, that will either certify that, to the best of their knowledge, we are in compliance with the indenture and the debt securities or specify any default. (Section 10.4)

        Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.

DESCRIPTION OF THE GUARANTEES

        The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guaranty that we deliver in connection with an issuance of debt securities by Vale Overseas. When Vale Overseas sells a series of debt securities, Vale will execute and deliver a guaranty of that series of debt securities under the Vale Overseas indenture.

        Pursuant to any guaranty, Vale will irrevocably and unconditionally agree, upon the failure of Vale Overseas to make the required payments under the applicable series of debt securities and the Vale Overseas indenture, to make any required payment. The amount to be paid by Vale under the guaranty will be an amount equal to the amount of the payment Vale Overseas fails to make. (Article 12 of the Vale Overseas indenture)

EXPERTS

        Vale's financial statements as of and for the year ended December 31, 2014 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting), which are incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2014, have been audited by KPMG Auditores Independentes, an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements have been so incorporated in reliance on the report of KPMG Auditores Independentes, given on the authority of said firm as experts in auditing and accounting.

        The financial statements as of December 31, 2013 and for each of the two years in the period ended December 31, 2013 incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Our unaudited condensed consolidated balance sheet as of June 30, 2015 and the related condensed consolidated statements of income, comprehensive income, cash flows and changes in stockholders' equity for the six-month periods ended June 30, 2015 and June 30, 2014, incorporated by reference herein, were reviewed by KPMG Auditores Independentes. KPMG Auditores Independentes has reported that it has applied limited procedures in accordance with professional standards for a review of such information. However, its reports included in our current report on Form 6-K furnished to the SEC on July 30, 2015, and incorporated by reference herein, state that it did not audit and does not express an opinion on that interim financial information. Accordingly, the degree of reliance on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Auditores Independentes is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

VALIDITY OF THE SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, Cleary Gottlieb Steen & Hamilton LLP will provide an opinion regarding the validity of the debt securities and the guarantees under New York law; Mr. Clovis Torres, General Counsel of Vale S.A., will provide an opinion regarding the authorization of the debt securities and guarantees of Vale under Brazilian law; and Walkers will provide an opinion regarding the authorization of the debt securities of Vale Overseas under Cayman Islands law.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information pertaining to us we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. The registration statement, including exhibits and schedules thereto, and any other materials we may file with the SEC may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet web site at http://www.sec.gov, from which you can electronically access the registration statement and its exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2014, filed with the SEC on March 20, 2015 (File No. 001-15030);

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

  •
  our current report on Form 6-K furnished to the SEC on April 20, 2015 (File No. 001-15030) announcing the election of the members of our board of directors, including three new members;

  •
  our current report on Form 6-K furnished to the SEC on May 14, 2015 (File No. 001-15030) announcing the amendment of Vale's bylaws;

  •
  our current report on Form 6-K furnished to the SEC on May 18, 2015 (File No. 001-15030) announcing that we entered into a US$3 billion revolving credit facility agreement with a syndicate of 24 global banks;

  •
  our current report on Form 6-K furnished to the SEC on June 1, 2015 (File No. 001-15030) announcing the closing of the of Vale's sale of four very large ore carriers to China Ocean Shipping Company;

  •
  our current report on Form 6-K furnished to the SEC on June 26, 2015 (File No. 001-15030) announcing the election of one new member to our board of directors;

  •
  our current report on Form 6-K furnished to the SEC on July 23, 2015 (File No. 001-15030) containing the production report for the second quarter of 2015;

  •
  our current report on Form 6-K furnished to the SEC on July 30, 2015 (File No. 001-15030) announcing the closing of Vale's sale of four very large ore carriers to China Merchants Energy Shipping Co. Ltd.;

  •
  our current report on Form 6-K furnished to the SEC on July 30, 2015 (File No. 001-15030) containing the unaudited condensed consolidated interim financial statements of Vale for the six-month period ended June 30, 2015;

  •
  our current report on Form 6-K furnished to the SEC on September 2, 2015 (File No. 001-15030) announcing the closing of the of Vale's sale of a minority stake of Minerações Brasileiras Reunidas S.A.;

  •
  our current report on Form 6-K furnished to the SEC on September 18, 2015 (File No. 001-15030) announcing that Vale concluded a R$1.35 billion offering of local infrastructure debentures;

  •
  our current report on Form 6-K furnished to the SEC on September 25, 2015 (File No. 001-15030) announcing the election of one new member to our board of executive officers;

  •
  our current report on Form 6-K furnished to the SEC on September 29, 2015 (File No. 001-15030) announcing our proposed dividend payment to shareholders;

  •
  our current report on Form 6-K furnished to the SEC on September 29, 2015 (File No. 001-15030) containing our ratio of earnings to fixed charges; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Vale's Investor Relations Department located at Avenida Graça Aranha, No. 26, 12th floor, 20030-900 Rio de Janeiro, RJ, Brazil (telephone: +55-21-3814-4540).

VALE OVERSEAS LIMITED

US$1,250,000,000 5.875% Guaranteed Notes due 2021

UNCONDITIONALLY GUARANTEED BY

Vale S.A.

PROSPECTUS SUPPLEMENT

Joint Lead Managers and Joint Bookrunners
BB Securities Ltd.	BofA Merrill Lynch	Bradesco BBI	HSBC	Santander

June 7, 2016